Exhibit 23

ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated October 29, 1999, included in this Form 10-K, into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 33-63193 and 333-09993.

ARTHUR ANDERSEN LLP

Chicago, Illinois,

December 20, 1999